EXHIBIT A

               SCHEDULE OF TRANSACTIONS IN SHARES OF COMMON STOCK
                      OF THE ISSUER DURING THE PAST 60 DAYS

                                 TECHNIFUND INC.

---------------------------- -------------------------- ----------------
                                      QUANTITY
   DATE OF TRANSACTION          PURCHASED (SOLD) (1)    PRICE/SHARE ($)
---------------------------- -------------------------- ----------------
         10/18/07                               37,000           $0.175
---------------------------- -------------------------- ----------------
         10/18/07                               80,000           $0.185
---------------------------- -------------------------- ----------------
         10/18/07                              112,500           $0.180
---------------------------- -------------------------- ----------------
         10/19/07                               44,500           $0.175
---------------------------- -------------------------- ----------------
         10/19/07                               43,000           $0.180
---------------------------- -------------------------- ----------------
         10/19/07                               30,000           $0.185
---------------------------- -------------------------- ----------------
         10/22/07                               32,000           $0.185
---------------------------- -------------------------- ----------------
         10/22/07                               63,000           $0.195
---------------------------- -------------------------- ----------------
         10/22/07                               15,000           $0.190
---------------------------- -------------------------- ----------------
         10/22/07                              145,000           $0.200
---------------------------- -------------------------- ----------------
         10/23/07                               33,000           $0.215
---------------------------- -------------------------- ----------------
         10/23/07                              161,000           $0.210
---------------------------- -------------------------- ----------------
         10/23/07                              150,000           $0.205
---------------------------- -------------------------- ----------------
         10/24/07                               40,000           $0.205
---------------------------- -------------------------- ----------------
         10/24/07                               58,500           $0.215
---------------------------- -------------------------- ----------------
         10/24/07                               37,500           $0.210
---------------------------- -------------------------- ----------------
         10/24/07                               68,000           $0.220
---------------------------- -------------------------- ----------------
         10/25/07                                1,000           $0.215
---------------------------- -------------------------- ----------------
         10/25/07                               76,800           $0.220
---------------------------- -------------------------- ----------------
         10/25/07                               38,000           $0.210
---------------------------- -------------------------- ----------------
         10/25/07                              132,500           $0.225
---------------------------- -------------------------- ----------------
         10/26/07                               15,000           $0.225
---------------------------- -------------------------- ----------------
         10/26/07                              339,000           $0.230
---------------------------- -------------------------- ----------------
         10/26/07                              112,000           $0.235
---------------------------- -------------------------- ----------------
         10/29/07                               37,200           $0.235
---------------------------- -------------------------- ----------------
         10/29/07                              162,800           $0.240
---------------------------- -------------------------- ----------------
         10/30/07                                2,000           $0.230
---------------------------- -------------------------- ----------------
         10/30/07                               22,000           $0.235
---------------------------- -------------------------- ----------------

                                HERBERT ABRAMSON

---------------------------- -------------------------- ----------------
                                    QUANTITY
    DATE OF TRANSACTION        PURCHASED (SOLD) (1)      PRICE/SHARE ($)
---------------------------- -------------------------- ----------------
         09/06/07                               $0.195           49,000
---------------------------- -------------------------- ----------------
         09/06/07                               $0.200          305,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.195           28,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.200           75,500
---------------------------- -------------------------- ----------------
         09/07/07                               $0.205           30,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.210           36,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.215            3,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.215            9,000
---------------------------- -------------------------- ----------------
         09/07/07                               $0.220           63,000
---------------------------- -------------------------- ----------------
         09/10/07                               $0.220              500
---------------------------- -------------------------- ----------------
         09/10/07                               $0.225           25,500
---------------------------- -------------------------- ----------------
         09/10/07                               $0.230          106,000
---------------------------- -------------------------- ----------------
         09/11/07                               $0.220           26,500
---------------------------- -------------------------- ----------------
         09/11/07                               $0.230           62,500
---------------------------- -------------------------- ----------------
         09/14/07                               $0.220          142,000
---------------------------- -------------------------- ----------------
         09/14/07                               $0.230           78,000
---------------------------- -------------------------- ----------------
         09/14/07                               $0.230            1,000
---------------------------- -------------------------- ----------------
         09/17/07                               $0.240           99,725
---------------------------- -------------------------- ----------------

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(1)  All purchases/sales were effected through open market or privately negotiated transactions.

In addition to the above transactions, on September 19, 2007 Herbert Abramson was granted by the Issuer 50,000 common stock options exercisable into 50,000 shares of Common Stock at $0.22 per share. 50% of these options vested immediately and the balance vest on September 19, 2008.